UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 10, 2011

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 40, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

The disclosure below under Item 4.02 (a) is incorporated by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02(a)

On August 10, 2011, the Audit Committee of the Board of Directors of Ener1, Inc. (the Company), based upon a recommendation from management, determined that the Company's financial statements for the year ended December 31, 2010 and for the quarterly period ended March 31, 2011, respectively, should no longer be relied upon and should be restated. This determination was made following an assessment of certain accounting matters related to the loans receivable owed to us by Think Holdings, AS (Think Holdings) and accounts receivable owed to us by Think Global, AS (Think Global) held by the Company and the timing of the recognition of the impairment charge related to the Company’s investment in Think Holdings originally recorded during the quarter ended March 31, 2011.

The Company concluded that it was necessary to amend its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 in order to restate its financial statements to (1) reflect as of December 31, 2010 the impairments of (i) our investment in Think Holdings (which had previously been recorded in the first quarter of 2011), (ii) our accounts receivable with Think Global and (iii) our loans receivable with Think Holdings, including accrued interest, (2) reflect the corrected accounting for revenue recognized in connection with transactions with Think Holdings and Think Global during the year ended December 31, 2010 and the three months ended March 31, 2011, (3) reflect the impact these adjustments have on the fair value of financial instruments and (4) to adjust the elimination of certain intercompany receivables. While the Company has not finalized the consideration of the impact of these adjustments on its assessment of internal control over financial reporting, the Company has concluded that these adjustments were the result of one or more material weaknesses in internal control over financial reporting. Ener1 is currently in the process of determining whether the Company has sufficient liquidity to fund its operations.

Executive officers authorized by the Audit Committee of the Board of Directors have discussed the matters disclosed in this Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

The Company will file an amendment to its Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarterly period ended March 31, 2011.   The company is still assessing the adjustments and the following is a summary of the amounts originally reported and as preliminarily restated for the applicable periods:

	Year Ended		Three Months Ended
	December 31, 2010		March 31, 2011

	As previously	(1)	As previously	(1)
	reported	As restated	reported	As restated

Accounts receivable, net	$23,882	$6,400	$29,423	$11,066
Loans receivable	$14,048	$-	$18,179	$-
Prepaid expenses and other current assets	$1,328	$5,238	$10,719	$14,973
Investment in unconsolidated entity	$58,625	$-	$-	$-

Derivative and financial instruments	$15,453	$25,724	$25,054	$25,054

Accumulated deficit	$(410,306)	$(506,822)	$(495,024)	$(527,306)

Net sales	$77,406	$58,457	$23,084	$22,553
Gross profit (loss)	$13,867	$(5,082)	$5,465	$4,934
Impairment loss	$-	$67,296	$59,433	$10,408
Loss from operations	$(51,914)	$(138,159)	$(71,910)	$(23,416)
Other income (expense)	$(16,926)	$(27,197)	$(12,716)	$3,024
Net loss attributable to Ener1, Inc.	$(68,801)	$(165,317)	$(84,718)	$(20,484)

Net loss per share attributable to Ener1, Inc.:

Basic	$(0.48)	$(1.17)	$(0.51)	$(0.12)

Diluted	$(0.51)	$(1.19)	$(0.51)	$(0.14)

(1)	The company is still assessing the adjustments and the as restated amounts above are subject to change following further analysis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

August 16, 2011	By:	/s/ Jeffrey Seidel
Name: Jeffrey Seidel
Title: Chief Financial Officer